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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 29, 1998 by and between DIEDRICH COFFEE INC., a Delaware corporation (the "Employer") and Martin R. Diedrich ("Employee").

                                R E C I T A L S:

        Employer and Employee desire to enter into this Agreement to establish the terms and conditions of the Employee's employment by Employer during the term hereof.

                               A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing recital, and subject to the conditions and covenants set forth herein, the parties agree as follows:

        1.     Employment and Term.

                      (a) Employer hereby employs the Employee as its Chief Coffee Officer and Employee hereby accepts such employment upon the terms and subject to the conditions set forth in this Agreement. Unless earlier terminated as provided in this Agreement, the term of Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years from the date hereof (the "Term").

                      (b) Employee shall perform such duties and functions consistent with his role as Chief Coffee Officer of Employer as may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors of the Employer (the "Board") which duties and functions are intended to include oversight of all material aspects of the following matters as they relate to the Employer's business and products sold or otherwise distributed by
Employer: (i) product quality control, (ii) new product development, (iii) logos, trade names, and imagery, and (iv) selection of additional spokespersons for Employer. Employee agrees that during the course of the Employer's business hours throughout the Term, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. Employee shall not, during the Term, without the written approval of the Board first had and obtained in each instance, directly or indirectly (A) accept employment or receive any compensation for the performance of services from any business enterprise other than Employer or (B) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the absolute discretion of the Board, hinder or otherwise interfere with the performance by the Employee of his duties and obligations hereunder, except as a holder of not more than five percent (5%) of any class of stock or other securities in any company which is listed and/or traded on any securities market.


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        2.     Compensation. Employee shall be paid a salary (the "Base Salary")
               in an amount that initially shall be equal to One Hundred Twenty Thousand Dollars ($120,000)per year during the first year of this Agreement. Commencing on the conclusion of the first year of this Agreement and during the second year of this Agreement, Employee's base salary will be increased to One Hundred Forty Thousand ($140,000) per year. Commencing on the conclusion of the second year of this Agreement, and during the third year of this Agreement, Employee's base salary will be increased to One
               Hundred Sixty Thousand ($160,000) per year. Employee's base salary will be paid in semi monthly installments less all amounts required by law to be held or deducted. The Board, in its sole and absolute discretion from time to time, may increase (but not decrease without Employee's written consent)Employee's base salary. The Board, in its sole and absolute discretion also may pay Employee performance bonuses based on Employer's performance and Employee's contribution thereto in such amounts and at such times as the Board may determine.

        3. Employee Benefits. During the Term of the Employee's employment hereunder:

               (a) Employee shall be entitled to vacation leave consistent with the Employer's policies for other senior executives of Employer.

               (b) Employer shall pay or reimburse Employee for all reasonable and necessary travel and other business expenses incurred or paid by Employee in connection with the performance of his services under this Agreement consistent with Employer's policies for other senior executives of Employer.

               (c) Employer shall provide and pay for the annual cost of premiums for health, dental and medical insurance coverage for Employee and Employee's dependents consistent with the coverage generally made available by Employer to senior executives of Employer and providing benefits at least as favorable to Employee as the coverage that is in effect at the date of this Agreement.

               (d) In addition to the benefits set forth above, Employee shall be entitled to participate in any other policies, programs and benefits which Employer may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans and other similar programs.






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               4.     Termination of Employment.

               (a) Notwithstanding any other provision of this Agreement, Employee's employment under this Agreement may be terminated as follows:

                      (i) Upon the death of Employee, this Agreement and Employee's employment hereunder shall terminate immediately and without notice by Employer; or

                      (ii) In the event of the inability of Employee to perform his duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for an aggregate of ninety (90) calendar days during any calendar year (whether or not consecutive) (a "Disability") during which period of Disability the Employee shall be entitled to his compensation pursuant to this Agreement, this Agreement and Employee's employment hereunder shall terminate upon delivery of written notice to Employee; or

                      (iii) By Employer for Cause (as defined below) in accordance with the provisions of Section 4(b) hereof.

               (b) The parties agree that for purposes of this Agreement, the term "Cause" shall mean the following:

                      (i) Employee's willful or repeated failure to satisfactorily perform his job duties under this Agreement;

                      (ii) Failure by the Employee to comply with all material applicable laws in performing his job duties or in directing the conduct of Employer's business; and

                      (iii) Commission by the Employee of any felony, intentional fraud, gross negligence, or other act against Employer, or its employees, agents or customers which demonstrates Employee's untrustworthiness or lack of integrity.

        With respect to events described in subparagraphs 4(b)(i) and (ii) above, Employer shall give written notice to Employee of any such event and Employee shall have thirty (30) days beginning on the date of delivery of such written notice to cure same, or if such event cannot be cured within said thirty
(30) day period, Employee shall commence his efforts to cure the event within the thirty (30) day period and diligently work to cure such event within a reasonable time period. If Employee within said thirty (30) day period or within a reasonable time period, as applicable, does not cure the event for which notice has been provided under subparagraphs 4(b)(i) or (ii) above, then Employee's employment under this Agreement may be terminated by Employer by delivery to Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. With respect to events described in subparagraph 4(b)(iii) above, no thirty (30) day notice period to Employee is required by Employer.



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        5. Relocation; Travel. In connection with the performance of his employment duties under the terms of this Agreement, Employee shall not be required to relocate to an office of Employer outside of the Orange County, California area.

        6.     Confidential Information and Nonsolicitation.

        (a) The Employee acknowledges and agrees that the Company has developed and uses certain proprietary and confidential information, data, processes, business methods, computer software, data bases, customer lists and know-how ("Confidential Information"). The Employee agrees that the Confidential Information is a trade secret of the Company which shall remain the sole property of the Company notwithstanding that the Employee, as an employee of the Company, may participate in the development of the Confidential Information. During the term of this Agreement and at all times thereafter the Employee shall not disclose any Confidential Information to any person or entity for any reason or purpose whatsoever, nor shall the Employee make use of any Confidential Information for the Employee's own benefit or for the benefit of any other person or entity. Upon termination of this Agreement for any reason, the Employee will promptly surrender to the Company all Confidential Information in the Employee's possession or under the Employee's control, whether prepared by the Employee or by others.

        7. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgement or award rendered by JAMS shall be final, binding and unappealable, and judgement may be entered by any state or federal court having jurisdiction thereof. Any Party can initiate arbitration by sending written notice of intention to arbitrate (the "Demand") by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. Each party hereto intends that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. In his award, the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorney's fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final and agree to the entry of a judgement in any jurisdiction upon any award rendered in such proceeding becoming final.






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        8. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date indicated on the return receipt as the date of receipt or refusal if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:

               To the Employer:             Diedrich Coffee, Inc.
                                            2144 Michelson Dr.
                                            Irvine CA 92612
                                            Attention: President


               To the Employee:             Martin R. Diedrich
                                            281 Magnolia
                                            Costa Mesa, CA 92627

        Any party may change its address for the purpose of this Paragraph 8 by giving the other party written notice of the new address in the manner set forth above.

        9. Enforceability. If any of the covenants contained in this Agreement, for any reason and to any extent, are construed to be invalid or unenforceable, the remainder of this Agreement, and the application of the remaining covenants to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

        10. Assignment; Binding Effect. This Agreement shall inure to the benefit of, and be enforceable by, the Employer and its successors and assigns; however, this Agreement is personal to Employee and may not be assigned by Employee in whole or in part. In the event of the sale of all or substantially all of the assets of Employer or other transaction in which Employer will not continue as a surviving corporate entity engaged in a substantially similar business as it is engaged in prior to such transaction, Employer will use commercially reasonable efforts to obtain from the acquiring person or entity, before the succession takes place, an agreement to assume and perform all of the terms and conditions of this Agreement.

        11. Entire Agreement; Amendment. This Agreement contains the entire agreement between Employer and Employee with respect to the subject matters hereof and supersedes all prior or contemporaneous agreements, arrangements or understandings written or oral, with respect to the subject matters hereof. This Agreement may no be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom any amendment, waiver, change, modification or discharge is sought to be enforced.




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        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


        "EMPLOYER"                  DIEDRICH COFFEE, INC. a Delaware corporation

                                    By:    /s/ TIMOTHY J. RYAN
                                           -------------------------------------

                                    Name:  Timothy J. Ryan
                                           -------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------


        "EMPLOYEE"                  /s/ Martin Diedrich
                                    --------------------------------------------
                                    Martin Diedrich








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